EXHIBIT 23


                          DARILEK, BUTLER & CO., P.C.
                         2702 N Loop 1604 East Suite 202
                            San Antonio, Texas 78232
                               210-979-0055 phone
                                210-979-0058 fax


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to (a) the inclusion, in the Annual Report of Direct Wireless Communications, Inc. on Form 10-KSB, of our report dated March 27, 2002, relating to the financial statements of Direct Wireless Communications, Inc. for the period ended December 31, 2001.


                                                   "Darilek, Butler & Co., P.C."


San Antonio, Texas
March 27, 2002





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